                                                                      EXHIBIT 11

         Statement Regarding Computation of Per Share Earnings (Loss)

                                                             Year ended December 31,
                                                    ----------------------------------------
Primary Earnings (Loss) Per Share                      1996           1995          1994
                                                    -----------    -----------   -----------
Computation for Statement of Operations:
   Net earnings per statement of operations
   used in primary  earnings per share
   computation:

         Net earnings (loss)                        $(3,724,917)   $ 2,005,897   $ 1,252,953

   Interest on borrowings, net of tax
   effect, on application of assumed
   exercise of warrants and options in
   excess of 20% limitation                                    (1)     211,780       216,455
                                                    -----------    -----------   -----------

         Net earnings (loss) as adjusted            $(3,724,917)   $ 2,217,677   $ 1,469,408
                                                    ===========    ===========   ===========

   Weighted average number of shares
   outstanding, as per primary computation
   above                                              1,312,750      1,211,045     1,276,643

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Modified Treasury
   Stock Method                                                (1)     493,900       514,624
                                                    -----------    -----------   -----------

      Weighted average number of shares
      outstanding                                     1,312,750      1,704,945     1,791,267
                                                    ===========    ===========   ===========

Primary earnings (loss) per share                   $     (2.84)   $      1.30   $      0.82
                                                    ===========    ===========   ===========

(1)  Anti-dilutive

                                                            Year ended December 31,
                                                    ---------------------------------------
Fully Diluted Earnings (Loss) Per Share                1996           1995           1994
                                                    -----------    -----------   -----------
Computation for Statement of Operations:
   Net earnings per statement of operations
   used in fully diluted  earnings per
   share computation:

         Net earnings (loss)                        $(3,724,917)   $ 2,005,897   $ 1,252,953

   Interest and amortized costs on
   convertible notes, net of tax effect                        (1)     347,169       210,558

   Interest on borrowings, net of tax
   effect, on application of assumed
   exercise of warrants and options in
   excess of 20% limitation                                    (1)     211,780       216,445
                                                    -----------    -----------   -----------
         Net earnings (loss) as adjusted            $(3,724,917)   $ 2,564,846   $ 1,679,956
                                                    ===========    ===========   ===========

   Weighted average number of shares
   outstanding, as per fully diluted
   computation above                                  1,312,750      1,211,045     1,276,643

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Modified Treasury
   Stock Method                                                (1)     493,900       514,626

   Weighted average shares issuable from
   assumed conversion of convertible notes                     (1)     421,425       262,397
                                                    -----------    -----------   -----------
         Weighted average number of shares
         outstanding                                  1,312,750      2,126,370     2,053,666
                                                    ===========    ===========   ===========

Fully diluted earnings (loss) per share             $     (2.84)   $      1.21   $      0.82
                                                    ===========    ===========   ===========

(1)  Anti-dilutive